Exhibit 5.1



               [WILLIAMS, MULLEN, CHRISTIAN & DOBBINS LETTERHEAD]



                                 March 27, 1998



Guaranty Financial Corporation
1658 State Farm Blvd.
Charlottesville, VA  22911

              Re:   Guaranty Capital Trust I

Ladies and Gentlemen:

         We have acted as counsel to Guaranty Financial Corporation (the "Corporation") in connection with the registration by the Corporation of (i) an aggregate of $6,900,000 of its junior subordinated debt securities (the "Debt Securities"), (ii) the guarantee of the Preferred Securities of Guaranty Capital Trust I (the "Guarantee"), a business trust created under the laws of the State of Delaware, to be executed and delivered by the Corporation for the benefit of the holders of the Preferred Securities, and (iii) such indeterminate number of shares of common stock, par value $1.25, of the Corporation (the "Common Stock") as may be issuable upon conversion of the Preferred Securities, each as set forth in the Registration Statement on Form S-1, File No. ___-_________ (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") by the Corporation pursuant to the Securities Act of 1933, as amended. This opinion letter is Exhibit 5.1 to the Registration Statement.

         We have relied upon an officer's certificate as to corporate action heretofore taken with respect to the Debt Securities, the Guarantee and the Common Stock.

         We have also assumed (i) the due incorporation and valid existence of the Corporation, (ii) that the Corporation has the requisite corporate power and authority to enter into and perform its obligations under the Declaration of Trust (the "Declaration") among the Corporation, as Depositor, the individuals named therein as Administrative Trustees and Wilmington Trust Company, as Property Trustee, and the holders from time to time of undivided beneficial interests in the assets of the Trust, the form of Indenture (the "Indenture") between the Corporation and Wilmington Trust Company, as trustee, the Debt Securities and the Guarantee and (iii) the due authorization, execution and delivery of the Declaration, the Indenture, the Debt Securities and the Guarantee by the Corporation.

         Based on the foregoing, and subject to the qualifications herein stated, we are of the opinion that when (i) the Registration Statement shall have been declared effective by order of the Commission, (ii) the terms of the class of Common Stock have been authorized by appropriate


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corporate  action of the Corporation,  and (iii) the Declaration,  the Indenture
and the Guarantee have been duly authorized, executed and delivered by the parties thereto:

         1. The Debt Securities, when duly authenticated by the Trustee pursuant to the terms of the Indenture, and delivered and paid for in accordance with the terms of the Indenture and as contemplated by the Registration Statement, will be validly issued and will constitute the legally binding obligations of the Corporation, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         2. The Guarantee will constitute the legally binding obligation of the Corporation, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         3. When certificates representing the Common Stock will have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock, registered by such transfer agent and registrar and delivered to the holders of Preferred Securities upon conversion thereof in accordance with the terms and conditions set forth in the Registration Statement, the Declaration and the Indenture, the Common Stock will have been duly authorized, validly issued, fully paid and nonassessable.

         In rendering this opinion, we are not expressing an opinion as to the laws of any jurisdiction other than the Commonwealth of Virginia and we express no opinion as to the applicability of the laws of any other jurisdiction to the subject matter hereof or to the effects of such laws thereon.

         This opinion is rendered to you and for your benefit solely in connection with the transactions described herein. This opinion may not be relied on by you for any other purpose and may not be relied upon by, nor may copies thereof be provided to, any other person, firm, corporation or entity for any purposes whatsoever without our prior written consent. We hereby consent to be named in the Registration Statement and in each of the Prospectuses as attorneys who passed upon the legality of the Debt Securities, Guarantee and Common Stock and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. Unless the prior written consent of our firm is obtained, this opinion is not to be quoted or otherwise referred to in any written report, proxy statement or other registration statement, nor is it to be filed with or furnished to any other governmental agency or other person, except as otherwise required by law.


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                                      Very truly yours,

                                      WILLIAMS, MULLEN, CHRISTIAN & DOBBINS


                                      By________________________________________
                                                        A Shareholder